Exhibit 10.1

SECOND AMENDMENT TO THE NON-EXCLUSIVE LICENSE AGREEMENT

This second amendment (“Amendment”) is effective May 22, 2024 (“Amendment Effective Date”), and is made pursuant to the Non-Exclusive License Agreement dated August 1, 2019, as amended (“Agreement”) by and between BIO-RAD LABORATORIES, INC., having an address at 1000 Alfred Nobel Drive, Hercules, California 94547 (“Bio-Rad”) and BIODESIX, INC., a Delaware corporation, with a principal business address at 2970 Wilderness Place, Suite 100 Boulder, CO 80301, USA (“Biodesix”) (individually, a “Party”; collectively, the “Parties”).

Whereas, the Parties have agreed to extend the term of the Agreement,

Now Therefore, for good and valuable consideration, the Parties agree as follows:

1.
The Term of the Agreement is extended through August 1, 2026.
2.
The Bio-Rad contact in 13.1 b is hereby amended to: Life Science Group

Bio-Rad Laboratories, Inc. 2000 Alfred Nobel Drive Hercules, CA, USA 94547 Attn:

Email:

3.
Capitalized terms used in this Amendment and not defined herein, have the definitions found in the Agreement.
4.
All other terms of the Agreement remain in full force and effect. Except as explicitly stated in this Amendment, this Amendment shall not act as a waiver of any other right or claim held by either party. This Amendment may only be modified by a written instrument executed by both Parties. If there is an inconsistency between the Agreement and this Amendment, the terms of this Amendment shall control.

In Witness Hereof, the Parties executed this Amendment as of the Amendment Effective Date.

Bio-Rad Laboratories, Inc.

/s/ STEVE KULISCH
By:	STEVE KULISCH
Its:	VP, PRODUCT MANAGEMENT

Biodesix, Inc.

/s/ ROBIN HARPER COWIE
By:	ROBIN HARPER COWIE
Its:	CHIEF FINANCIAL OFFICER